EXHIBIT 99.1
                                 PRESS RELEASE OF REGISTRANT DATED JULY 19, 2001

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                   LIGHTPATH TECHNOLOGIES SCHEDULES RELEASE OF
                       FISCAL YEAR 2001 FINANCIAL RESULTS

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                              FOR IMMEDIATE RELEASE

(JULY 19, 2001) Albuquerque, NM - LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer of families of high performance fiber optic components for the telecom industry, today announced it will release fiscal 2001 financial results before the market opens on August 2, 2001 followed by a conference call at 8:00 a.m. MDT or 10:00 a.m. EDT.

CONFERENCE CALL:

A live webcast of the conference call on August 2, 2001 at 8:00 a.m. MDT, will be accessible to the public at the Company's web site, For Our Investors, at www.lightpath.com. A replay of the webcast will be available after the conclusion of the call on the Investors section of our web site for ninety days.

LightPath manufactures proprietary collimator assemblies, GRADIUM(R) glass products and other optical telecommunications products at its headquarters in Albuquerque. The Company's subsidiaries, Horizon Photonics and Geltech, manufacture isolator products utilizing proprietary automation technology in Walnut, California, and precision molded aspherical optics used in the active telecom components market in Orlando, Florida and Auburn, California. Additionally, Geltech has a unique and proprietary line of all-glass diffraction gratings (StableSil(R)) for telecom applications as well as a product family of Sol-Gel based waveguides. The Company also has an office in Warren, New Jersey for the purpose of developing various optical switch products. The Company has 48 U.S. patents, plus 6 more pending, associated with its optical technologies. In addition, various foreign countries have issued a total of 29 patents with 17 patents pending. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH.

        Contacts: Donald E. Lawson, President & CEO of LightPath
                  Donna Bogue, CFO of LightPath
                  LightPath Technologies, Inc. (505) 342-1100
                  Internet: www.lightpath.com

THIS NEWS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, FACTORS DETAILED BY LIGHTPATH TECHNOLOGIES, INC. IN ITS PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.